Exhibit 10.13

EXECUTION VERSION

NON-COMPETITION AND
NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is entered into as of October 28, 2016 (the “Effective Date”), by and among (i) Anthony Aisquith (“Executive”), (ii) One Water Marine Holdings, LLC, a Delaware limited liability company (the “Company”), (iii) One Water Assets & Operations, LLC, a Delaware limited liability company (“Intermediate”), and (iv) the Persons identified as “Investors” on the signature pages hereto.  Executive, the Company, Intermediate and the Investors are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”  Additional capitalized terms used herein and not defined in this Agreement shall have the meanings ascribed thereto in the Subscription Agreement (as defined below).

Executive has been an employee, officer, director and indirect equityholder of the Company and/or its Subsidiaries, and as such, possesses special knowledge, abilities and experience regarding the business of the Company and its Subsidiaries;

The Company, Intermediate and the Investors have entered into that certain Preferred Unit and Warrant Subscription Agreement (as may be amended, the “Subscription Agreement”), dated as of the Effective Date, pursuant to which the Investors have agreed to purchase Preferred Units from Intermediate and the Investor Warrants from the Company and Intermediate, on the terms and conditions set forth therein (the “Purchased Securities”);

A significant portion of the proceeds from the purchase and sale of the Purchased Securities will be used to make the Member Distribution;

Executive is an equityholder and thereby will derive significant economic benefit as a result of the consummation of the transactions contemplated by the Subscription Agreement and the other Related Documents (collectively, the “Transaction”), including receipt of Executive’s proportionate share of the Member Distribution;

This Agreement is required to be delivered by Executive pursuant to Section 2.02(b) of the Subscription Agreement; and

The execution and delivery of this Agreement by Executive is an inducement to and a condition precedent to the Investors’ willingness to consummate the Transaction.

NOW THEREFORE, in consideration of the execution of the Subscription Agreement by the Company, Intermediate and the Investors and consummation of the Transaction and the mutual covenants and agreements set forth herein, the Parties agree as follows:

1.          Confidential Information.

(a)          Obligation to Maintain Confidentiality.  Executive agrees to treat and hold as confidential any information concerning the business and affairs of the Company and its Subsidiaries that is not already generally available to the public (the “Confidential Information”), refrain from using any of the Confidential Information except in connection with the Subscription Agreement or in connection with performing his duties as an employee of the Company and/or its Subsidiaries, and deliver promptly to the Company or destroy, at the request and option of the Company or any Investor, all tangible embodiments (and all copies) of the Confidential Information which are in his possession or under his control.  Notwithstanding the foregoing, Executive may retain Confidential Information to the extent required by applicable law; provided that any Confidential Information so retained shall remain subject to the restrictions set forth herein.  In the event that Executive is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Executive shall notify the Company promptly of the request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions of this Section 1.(a).  If, in the absence of a protective order or the receipt of a waiver hereunder, Executive is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, Executive may disclose the Confidential Information to the tribunal; provided that Executive shall use his commercially reasonable efforts to obtain, at the request and expense of the Company, an order or other assurance that confidential treatment shall be accorded to such portion of the Confidential Information required to be disclosed as the Company shall designate.

(b)         Trade Name. Executive agrees not to use, or permit any of his Affiliates to use, the “One Water” name, the “Singleton” name, the “Legendary” name, the “Phil Dill” name, the “Rambo Marine” name, the “Lookout Marine” name, the “American Boat Brokers” name, the “Captain’s Choice Marine” name, the “Sundance Marine” name or any name that may reasonably be considered confusingly similar to any such names in any manner anywhere in the world; provided that this Section 1.(b) shall not restrict Executive from performing his duties as an employee of the Company and/or its Subsidiaries or from use of such names in Executive’s résumé.

2.          Noncompetition and Nonsolicitation.

(a)          Noncompetition.  In consideration of the Member Distribution and other transactions contemplated by the Related Documents, and as a condition precedent to willingness of the Company, Intermediate and the Investors to enter into the Related Documents and consummate the Transaction, during the period beginning on the Closing Date and ending on the forty-two (42) month anniversary of the Closing Date (the “Non-Compete Period”), Executive hereby agrees that he shall not engage (whether as an owner, operator, manager, employee, officer, director, consultant, advisor, representative or otherwise) directly or indirectly in the business of owning, developing, acquiring, managing or operating boat dealerships or any other business competitive with the Company or any of its Subsidiaries (the “Business”) anywhere in Florida, Georgia, Texas, Alabama, Kentucky, South Carolina and Tennessee or any other State where the Company or any of its Subsidiaries has locations or otherwise conducts material business as of the Effective Date (the “Restricted Territory”); provided that passive ownership of less than 2% of the outstanding stock of any publicly-traded corporation shall not be deemed to be engaging in the Business solely by reason thereof.  Executive acknowledges that the Company and its Subsidiaries currently engage, or propose to engage, in the Business throughout the Restricted Territory.

(b)          Nonsolicitation.  Executive agrees that, during the Non-Compete Period, his (i) shall not, and shall use his reasonable best efforts not to permit Executive’s Affiliates to, directly or indirectly contact, approach or solicit for the purpose of offering employment to or hiring (whether as an employee, consultant, agent, independent contractor or otherwise) or actually hire any Person that is employed by the Company or any of its Subsidiaries in a management-level capacity as of the Closing Date, without the prior written consent of the Company and the Investors, and (ii) shall not induce or attempt to induce any vendor or other material business relationship into any business relationship which would materially harm the Company or any of its Subsidiaries; provided however, that the foregoing provision will not prevent Executive from (A) making any general public solicitation not directed toward such employees or (B) soliciting or hiring any Person whose employment was terminated by Company or its Subsidiaries after the Closing Date and at least six months prior to such solicitation, but only if such previously terminated Person is not then under an applicable non-compete agreement which would be violated by such a hiring.  The term “indirectly” as used in this Agreement is intended to mean any acts authorized or directed by or on behalf of Executive or any Person controlled by Executive.

3.          Remedy for Breach.  Executive acknowledges and agrees that in the event of a breach by Executive of any of the provisions of this Agreement, monetary damages shall not constitute a sufficient remedy.  Consequently, in the event of any such breach, the Company, Intermediate, the Investors and/or their respective successors or assigns shall, in addition to other rights and remedies existing in their favor, be entitled to specific performance and/or injunctive or other relief from any court of law or equity of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof, and in connection therewith Executive hereby waives (i) any defense in any such action for specific performance that a remedy at law would be adequate, (ii) any requirement under any law to post security as a prerequisite to obtaining such equitable relief and (iii) any defense in any such motion for specific performance that such remedy is unavailable as a result of the breach or alleged breach of this Agreement or the Subscription Agreement or any other Related Document by the Company, Intermediate or any Investor.

4.          Additional Acknowledgments.  Executive acknowledges that the provisions of this Agreement are in consideration of: (i) the Transaction, including Executive’s right to receive (indirectly, as an equityholder of the Company) his portion of the Member Payment and (ii) additional good and valuable consideration as set forth in this Agreement and the other Related Documents.  In addition, Executive agrees and acknowledges that the restrictions contained in Sections 1, 2 and 3 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living.  In addition, Executive acknowledges (x) that the business of the Company and its Subsidiaries will be conducted throughout the Restricted Territory and (y) notwithstanding the state of organization or principal office of the Company, or any of its executives or employees, it is expected that the Company and its Subsidiaries will have business activities and have valuable business relationships in the Business throughout the Restricted Territory.  Executive agrees and acknowledges that the potential harm to the Investors and the Company and its Subsidiaries of the non‑enforcement of any provision of Sections 1, 2 and 3 outweighs any potential harm to Executive of its enforcement by injunction or otherwise.  Executive acknowledges that he has carefully read this Agreement and consulted with legal counsel of his choosing regarding its contents, has given careful consideration to the restraints imposed upon Executive by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company now existing or to be developed in the future.  Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. Reformation of a restriction to validate its enforcement in any particular jurisdiction, however, will not affect the enforcement of the restriction as stated in any other jurisdiction in which it is enforceable as stated.  Also, the invalidity of a restriction in any particular jurisdiction will not affect the validity or enforcement of the restriction in another jurisdiction where it is otherwise valid.

5.          Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

6.          Entire Agreement.  This Agreement (including the Subscription Agreement and the other Related Documents and the other documents referred to therein) constitutes the entire agreement among the Parties regarding the subject matter hereof and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof; provided that Executive’s obligations hereunder with respect to Confidential Information shall be in addition to, and not in lieu of, any other agreement or arrangement between Executive, on the one hand, and the Company, Intermediate and the Investors, on the other hand.

7.         Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided however, that the Company, Intermediate and each Investor may each assign its rights under this Agreement (but may not delegate its obligations hereunder) to (a) an Affiliate by a written assignment and assumption agreement pursuant to which such Affiliate agrees to assume all obligations of such Party, or (b) to any of such Party’s lender(s) as collateral security.

8.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9.          Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.       Notices.  All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow).  Notices, demands and communications to the Parties shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below:

If to Executive:

Anthony Aisquith

If to the Company or Intermediate:

OneMarine Water Holdings, LLC
6275 Lanier Islands Parkway
Buford, GA 30518

with a copy (which shall not constitute notice) to :

Mike Gold
6515 Shiloh Road, Suite 100
Alpharetta, GA 30005

If to any Investor, to the address set forth on the signature page hereto.

11.          Governing Law; Jurisdiction.  All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12.          CONSENT TO JURISDICTION.  THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN NEW CASTLE COUNTY, DELAWARE].  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR HIMSELF OR HERSELF AND IN RESPECT OF HIS PROPERTY WITH RESPECT TO SUCH ACTION.  THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION.  THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

13.          WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS AGREEMENT (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT, THE SUBSCRIPTION AGREEMENT, THE TRANSACTION OR ANY OTHER MATTERS CONTEMPLATED BY THE FOREGOING.

14.          Amendments and Waivers.  No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party.  No waiver by any Party of any inaccuracy in or breach of any representation or warranty hereunder, or of any breach of any covenant hereunder shall be deemed to extend to any prior or subsequent inaccuracy in or breach of any representation or warranty hereunder, or of any breach of any covenant hereunder, or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

15.          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

16.          Effectiveness. This Agreement shall be a binding obligation of the Parties as of the Effective Date.

17.          Interpretation; Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person.  The following provisions shall be applied where appropriate herein:  (a) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement in its entirety and not solely to the particular portion of this Agreement in which any such word is used; (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (d) the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation” and shall not be limited by any enumeration or otherwise; (e) neither this Agreement nor any other agreement, document or instrument referred to herein or executed and delivered in connection herewith shall be construed against any Party as the principal draftsperson hereof or thereof; (f) any references herein to a particular Section means a Section of this Agreement unless another agreement is specified.

18.          Further Actions.  Each Party shall execute and deliver such further instruments of conveyance and transfer and take such additional action as any other Party may reasonably request to effect, consummate, confirm, or evidence the agreements of the Parties contemplated hereby.

19.          Executive’s Representations.  Executive represents and warrants to the other Parties that (a) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, and (b) upon the execution and delivery of this Agreement by the other Parties hereto, this Agreement shall be his valid and binding obligation, enforceable in accordance with its terms. Executive further acknowledges that nothing in this Agreement will be construed as constituting a commitment, promise, guarantee, agreement, understanding of any kind or nature that the Company or its Subsidiaries will continue to employ Employee; nor will this Agreement affect in any way the right of Company or its Subsidiaries to terminate the employment of Employee at any time and for any reason whatsoever.  Employee expressly acknowledges and agrees that Employee’s employment is “at will.”

*    *    *    *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

HOLDINGS

ONE WATER MARINE HOLDINGS, LLC

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	Chief Executive Officer

INTERMEDIATE

ONE WATER ASSETS & OPERATIONS, LLC

By:	/s/ Philip Austin Singleton, Jr.
Name:	Philip Austin Singleton, Jr.
Title:	Manager

EXECUTIVE

By:	/s/ Anthony Aisquith
Name:	Anthony Aisquith

Signature Page to Non-competition and Non-Solicitation Agreement

INVESTORS:

GOLDMAN, SACHS & CO.

By:	/s/ Greg Watts
Name:	Greg Watts
Title:	Managing Director

Address for Notices:

Goldman, Sachs & Co.
200 West Street
New York, New York 10272
Attn: AmSSG Legal Department

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP
2001 Ross Avenue, Suite 3700
Dallas, TX 75201-2975
Attention: Peter Marshall
Phone: 214-220-7849
Email:

Signature Page to Non-competition and Non-Solicitation Agreement

OWM BIP INVESTOR, LLC

By:	/s/ John Troiano
Name:	John Troiano
Title:	Manager

Address for Notices:

c/o The Beekman Group
489 Fifth Avenue, 19th Floor
New York, New York 10017
Attention:	John Troiano
James Clippard
Fax: (646) 502-3333
Email:

with a copy to (which shall not constitute notice):

Akerman LLP
350 East Las Olas Boulevard
Fort Lauderdale, Florida 33301
Attention: David Birke, Esq.
Fax: (305) 982-5606
Email:

Signature Page to Non-competition and Non-Solicitation Agreement